As filed with the Securities and Exchange Commission on May 15, 2000
                                             Registration No. 33-00000

---------------------------------------------------------------------------
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                           ______________
                              FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                     CYCOMM INTERNATIONAL INC.
      (Exact Name of Registrant as Specified in Its Charter)
                          ________________

         WYOMING                                      54-1779046
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                    Identification No.)
     ______________                                   ___________

    1420 Springhill Road, Suite 420, McLean, Virginia 22102, (703) 903-9548
           (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Registrant's Principal
                           Executive Offices)
                           ______________

                           ALBERT I. HAWK
                 President and Chief Executive Officer
                       Cycomm International Inc.
  1420 Springhill Road, Suite 420, McLean, Virginia 22102, (703) 903-9548
       (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent For Service)

                               Copy to:
                        DAVID J. LEVENSON, ESQ.
                         Mays & Valentine LLP
                   8201 Greensboro Drive, Suite 800
                           McLean, VA 22102
                          ________________
     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                 Cover of Registration Statement continued on following page

Cover of Registration Statement continued from previous page


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                   CALCULATION OF REGISTRATION FEE

                                     Proposed
                                      Maximum       Proposed
                                     Aggregate      Maximum
Title of Each Class of  Amount to    Price Per     Aggregate       Amount of
  Securities to be         be        Security    Offering Price  Registration
      Registered       Registered                                    Fee(9)

Common Shares(1)        366,667      $1.4375    $   527,084        $  139
Common Shares(2)      5,000,000      $0.7500    $ 3,750,000        $  990
Common Shares(3)        700,000      $1.4375    $ 1,006,250        $  266
Common Shares(4)      1,034,904      $1.4375    $ 1,487,675        $  393
Common Shares(5)      6,550,000      $1.4375    $ 9,415,625        $2,485
Common Shares(6)         50,000      $0.5000    $    25,000        $    7
Common Shares(7)      1,087,500      $1.4375    $ 1,563,281        $  413
Common Shares(8)      1,200,000      $1.4375    $ 1,725,000        $  455
Total                15,989,071                 $19,499,915        $5,148



(1) Shares issued under a private equity placement at a share price of $0.75 per share. The proposed maximum aggregate price per security is calculated as the market value of Cycomm's stock as of May 10, 2000.
(2) Issuable upon exercise of warrants. Warrants have an exercise price of $0.75 per share.
(3) Shares issued under a private equity placement at a share price of $0.60 per share. The proposed maximum aggregate price per security is calculated as the market value of Cycomm's stock as of May 10, 2000.
(4) Shares issued under conversion of a convertible debenture issued under a private placement at a conversion price of $0.50 per share. The proposed aggregate price per security is calculated as the market value of Cycomm's stock as of May 10, 2000.
(5) Shares issued under private equity placements at a share price of $0.50 per share. The proposed maximum aggregate price per security is calculated as the market value of Cycomm's stock as of May 10, 2000.
(6) Issuable upon exercise of options. Options have an exercise price of $0.50 per share.
(7) Shares issued under private equity placements at a share price of $0.40 per share. The proposed maximum aggregate price per security is calculated as the market value of Cycomm's stock as of May 10, 2000.
(8) Shares issued under private equity placements at a share price of $1.00 per share. The proposed maximum aggregate price per security is calculated as the market value of Cycomm's stock as of May 10, 2000.
(9)  Calculated in accordance with Rule 457(g).

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 PROSPECTUS
                          CYCOMM INTERNATIONAL INC.
                     15,989,071 Shares of Common Stock,

                     __________________________________

     This prospectus relates to 15,989,071 shares of our common stock that may be sold by the selling stockholders named under "Selling Shareholders" on page
5. The shares of common stock offered under this prospectus are comprised of 10,939,071 shares issued under private equity placements, 5,000,000 shares underlying warrants to purchase common stock at $0.75 per share and 50,000 shares underlying options to purchase common stock at $0.50 per share. We will not receive any proceeds from the sale of the 10,939,071 shares issued under private equity placements. We will receive up to $3,750,000 upon the exercise of the 5,000,000 warrants to purchase common stock, and we will receive up to $25,000 upon the exercise of the options to purchase common stock.

     Shares of Cycomm's common stock are quoted on the OTC Bulletin Board ("OTCBB") under the symbol "CYII." The reported closing per share price for the common stock of Cycomm on the OTCBB on May 10, 2000 was $1.4375.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities involve a High Degree of Risk. You should carefully consider the "Risk Factors" beginning on page 5.

               The date of this prospectus is May 9, 2000


                     RELY ONLY ON THIS PROSPECTUS

     You should rely only on the information incorporated by reference or presented in this prospectus. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

                          TABLE OF CONTENTS

                                                                  PAGE NUMBER


PROSPECTUS
SUMMARY.............................................................  1

RISK
FACTORS.............................................................  3

USE OF
PROCEEDS............................................................  4

PLAN OF DISTRIBUTION................................................  4

SELLING
SHAREHOLDERS........................................................  5

EXPERTS.............................................................  5

LEGAL MATTERS.......................................................  5

WHERE YOU CAN FIND MORE
INFORMATION.........................................................  6

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES.....................................................  6

                      CYCOMM INTERNATIONAL INC.

     We manufacture mobile, rugged computers with wireless communication capabilities. Rugged computers are designed to function in harsh environments such as extreme weather, shock, moisture and vibration, and are sold primarily to police agencies, fire departments, utilities, field services and other mobile workers. All of our products are designed for wireless use. We are currently developing a wireless platform and solution for public safety and other markets for mobile workers. During 1999, we sold two of our subsidiaries: Cycomm Secure Solutions Inc. and Val-Comm, Inc. The proceeds of the sales were used to pay down debt and to provide working capital. The sale also reduced our overhead costs and allowed us to focus on the rugged computer markets and to further develop wireless solutions for our customers.

     Cycomm International Inc. is a Wyoming corporation with its principal office located at 1420 Springhill Road, Suite 420, McLean, VA 22102. The telephone number is (703) 903-9548.

                            RISK FACTORS

     You should consider carefully the following risks before you decide to buy our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties also may impair our business operations. Any of the following risks may cause our business, financial condition and results of operations to suffer. This could cause the trading price of our common stock to decline and you may lose all or part of the money paid to buy our common stock.

WE MAY NOT BE PROFITABLE IN THE FUTURE

     We have accumulated net losses from inception through December 31, 1999 of approximately $61 million. Our losses have resulted principally from the operations of subsidiaries that were sold or shut down prior to December 31, 1999. We have shifted all of our resources to our subsidiary that manufactures rugged, wireless computers. This market has excellent potential, but this subsidiary has not been profitable on a stand-alone basis. If we are not profitable, the market price of our stock may decline. Profitable operations depend on a number of factors, many of which are beyond our direct control. The factors include:

o    The demand for our products
o Our ability to manufacture our products efficiently and to control product costs
o    Our ability to increase our manufacturing capacity
o    The level of product and price competition
o    General economic conditions


WE RELY ON A SINGLE SOURCE FOR SOME OF OUR RAW MATERIALS AND OUR BUSINESS COULD SUFFER IF THESE MATERIALS WERE NOT AVAILABLE FROM THEIR CURRENT SOURCE

     We rely on sole sources for some of our raw materials and components. If these raw materials or components were no longer available, our manufacturing operations could be interrupted until another supplier could be identified, its products validated and trading terms with it negotiated. We cannot be sure that an alternative supplier could be identified in a timely manner, or at all, or that favorable terms could be negotiated with an alternative supplier. Any disruptions in our manufacturing operations from the loss of a supplier could have a material adverse effect on our results of operations, and potentially damage our relations with our customers.

WE DEPEND ON KEY PERSONNEL AND MUST CONTINUE TO ATTRACT AND RETAIN KEY PERSONNEL

     Our success depends upon the continued contributions of our executive officers and engineering personnel. The departure of any one of these key individuals could result in setbacks that could adversely affect our success and continuing operations. The success and growth of our company depends upon our ability to identify, recruit and retain key management personnel. The competition for qualified personnel is intense, and there are no assurances that we will be successful in our efforts.

OUR COMPETITION IS SOMETIMES LARGER AND BETTER KNOWN, WITH MORE RESOURCES IN FINANCE, MANUFACTURING AND MARKETING

     We compete in the rugged, wireless computer business with a wide variety of computer manufacturers and repackagers, some of which are larger, better known and have more resources in finance, manufacturing and marketing. We compete based on customization capabilities, price, performance, delivery and quality.

     In the public safety market, we are often required to enter into competitive bids or negotiated contracts with government departments and agencies. In many cases, we are the higher priced bidder for public safety bids. We use many custom made components, which can be more expensive than parts used by our competitors. The parts we use are designed to be much more rugged than parts available commercially. We also make extensive modifications and refinements to our computers in order to meet our customers' needs. While our products are more expensive, they generally function at a higher level of performance and reliability than similar products offered by our competitors.


WE RELY ON KEY RESELLERS TO MARKET AND DISTRIBUTE OUR PRODUCTS

     Many of our sales are made through resellers. Our resellers approach municipalities and government agencies with total solutions for their mobile computing needs. These resellers typically handle the software integration and installation of our computers into public safety vehicles. Our resellers are an important distribution channel and marketing source for our products. Maintaining good working relationships with our resellers is critical to the success of our company. The loss of one or any of our major resellers could adversely affect our company's success in the future.

DILUTION

     If you invest in shares of our common stock, your interest may be diluted by an amount equal to the difference between your purchase price per share of our common stock and the net tangible book value per share of our common stock after this offering. Net tangible book value per share is calculated by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. As of December 31, 1999, our company had a negative net tangible book value of ($6,093,817). Because we have a negative net tangible book value, shares sold in this offering have an anti-dilutive effect, which means that shares issued reduce the amount of negative net tangible book value per share.

FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our business and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, as more fully described above and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                            USE OF PROCEEDS

     The selling shareholders will receive the proceeds from the sale of 10,939,071 shares of common stock included in this prospectus. If the 5,000,000 warrants to purchase common stock are exercised, we will receive up to $3,750,000. If the 50,000 options to purchase common stock are exercised, we will receive up to $25,000. Cycomm intends to use the proceeds from the exercise of the warrants and options for working capital and for general corporate purposes. We will not receive any proceeds from the sale of shares by the selling shareholders.

                          PLAN OF DISTRIBUTION

     The selling shareholders may offer their shares for sale from time to time in transactions for their own accounts to or through broker-dealers on OTCBB at prevailing market prices or at negotiated prices. The broker-dealers may receive discounts, commissions or concessions from the selling shareholders or from the broker-dealers' customers who purchase the shares. The selling shareholders and the broker-dealers who sell the shares may be deemed "underwriters" within

Section 2(11) of the Securities Act of 1933 and any discounts, commissions or concessions received by them may be deemed "underwriting compensation" under that Act. The selling shareholders will receive all of the proceeds of the sales. We will not receive any of these proceeds. We will bear all of the expenses of the registration statement of which this prospectus is a part.

                          SELLING SHAREHOLDERS

     The following table identifies the Selling Shareholders as of May 10, 2000, and indicates for each beneficial owner (i) the number of shares and the percentage of the outstanding shares beneficially owned before the offering,
(ii) the number of shares to be offered and sold, and (iii) the number of shares and the percentage of the outstanding shares to be owned after the offering is complete.


Name of         Beneficial Shares Owned  Shares to be   Beneficial Shares Owned
Selling          Prior to Offering(1)     Offered(1)       After Offering(2)
Shareholder
               Number         Percent                     Number      Percent
Peter Melhado  1,604,167        4.4%     1,604,167(3)       0            0%
Neptune
Capital Funds  1,250,000        3.4%     1,250,000(3)       0            0%
Special
Situation
Funds          8,000,000       21.8%     8,000,000(4)       0            0%
Albert I.
Hawk*          2,918,818        8.0%     1,000,000(5)   1,918,818       5.2%
Stephen
Sparks*        2,034,904        5.5%     2,034,904(6)       0            0%
Palos Capital
Corporation      500,000        1.4%       500,000(3)       0            0%
Strategic
Growth           400,000        1.1%       400,000(3)       0            0%
Williams de
Broe, PLC      1,200,000        3.3%     1,200,000(3)       0            0%


*  Officers
(1) As to each person or entity named as beneficial owner, the percentage of ownership is determined by assuming that any options, warrants or Series B preferred stock held which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.
(2) Unless otherwise indicated, assumes the exercise, conversion and sale of all shares being offered by the named Selling Security Holders.
(3)  Shares related to private offerings.
(4) Includes 4,000,000 shares related to private offerings and 4,000,000 shares related to warrants.
(5) Includes 500,000 shares related to private offerings and 500,000 shares related to warrants.
(6) Includes 500,000 shares related to public offerings, 500,000 shares related to warrants and 1,034,904 shares related to the conversion of a debenture.


                               EXPERTS

     The consolidated financial statements of Cycomm International Inc. appearing in Cycomm International Inc.'s annual report (Form 10-KSB) for the year ended December 31, 1999, have been audited by Ernst & Young, L.L.P., independent auditors, as set forth in their report included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                            LEGAL MATTERS

Hirst & Applegate, 200 Boyd Building, Cheyenne, Wyoming will pass upon the validity of the shares of common stock offered in this prospectus.

                 WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. The SEC public reference room in Washington, DC is located at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http:/www.sec.gov.


             INCORPORATION OF INFORMATION BY REFERENCE

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold:

o Cycomm's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999


     You may request a copy of all documents, without charge, that are incorporated by reference in this prospectus by writing or telephoning us at the following address: Cycomm International Inc., Attn: Corporate Secretary, 1420 Springhill Road, Suite 420, McLean, VA 22102; telephone number 703 903-9548.



DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

     Provisions of the Wyoming Business Corporation Act and Cycomm's Bylaws provide indemnification for directors, officers and controlling persons of Cycomm against certain liabilities, including liability under the Securities Act of 1933, under certain circumstances. Insofar as indemnification for liabilities arising under that Act may be permitted to such persons, Cycomm has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid in the successful defense of any action) is asserted by such persons in connection with this registration statement, unless Cycomm's counsel is of the opinion that the matter has been settled by controlling precedent, Cycomm will submit to a court the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of that question.

             Part II. Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses in connection with distribution of the Common Shares hereby registered. All amounts are estimated except the SEC and American Stock Exchange fees and are expressed in U.S. dollars.

                                                      Payable by Registrant

  SEC Registration Fee                                       5,148
  Legal fees                                                 5,000
  Accounting fees                                            7,000
  Miscellaneous fees                                         1,000

  Total                                                    $18,148


Item 15. Indemnification of Directors and Officers.

The disclosure set forth under the caption "DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES" in the prospectus is incorporated herein by reference.

Item 16. Exhibits and Financial Statement Schedules.

(a)  Exhibits

(1) The following exhibits are filed as part of this Registration Statement on Form S-3 and incorporated by reference herein to the extent possible.


          1.1   Certificate of Incorporation                         (1)
          1.2   Certificate of Incorporation on Change of Name       (1)
          1.3   Certificate of Continuance                           (1)
          1.4   Amended Articles of Incorporation                    ___
          10.6  Asset Purchase Agreement among and between           (2)
                9036-8028 Quebec, Inc., Cycomm International Inc.
                and M3i Technologies, Inc. and M3i Systems Inc.
                date June 21, 1996
          10.7  Management Services Agreement - Albert I. Hawk       (3)
          10.11 Commercial Revolving Loan, Additional Loan and
                Security Agreement by and among the Company
                and American Commercial Finance Corp.                (4)
          10.12 Cycomm International Inc. 1997 Stock Option Plan     (4)
          10.13 Stock Purchase Agreement and Certificate of
                Designation of Series B Convertible Redeemable
                Preferred Stock                                      (4)

(1) Previously filed as an Exhibit to Form 20-F Registration Statement (as amended), Form 20-F Annual Reports and Form 6-K Reports of Foreign Issuer and incorporated by reference herein.

(2) Previously filed as an Exhibit to Form 8-K dated June 21, 1996 and incorporated by reference herein.

(3) Previously filed as an Exhibit to Form 10-KSB for the year ended May 31, 1996 dated September 12, 1996 and incorporated by reference herein.

(4) Previously filed as an Exhibit to Form 10-KSB for the year ended December 31, 1997 dated March 31, 1998 and incorporated by reference herein.

Item 17. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a) (3) of Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That,for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Cycomm has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Cycomm in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cycomm will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on May __,2000.

                     CYCOMM INTERNATIONAL INC.



                     Albert I. Hawk, President and
                     Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                                             Date: May 12, 2000
Albert I. Hawk, President, Chief
Executive Officer and Chairman of the Board
(Principal executive officer)


                                                             Date: May 12, 2000
Calvin G. Cobb, Chief Financial Officer
(Principal financial officer and principal accounting officer)


                                                             Date: May 12, 2000
Hubert R. Marleau, Director



                                                            Date:  May 12, 2000
Lt. Gen. Thomas P. Stafford, Director



                                                            Date:  May 12, 2000
Stephen Sparks, Director






Robh/Cycomm International Files/2000Form S-3

                                                               Exhibit 23.1



                     Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-00000) and related prospectus of Cycomm International Inc. for the registration of 15,989,071 shares of its common stock and to the incorporation by reference therein of our report dated April 6, 2000, with respect to the consolidated financial statements of Cycomm International Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                       /s/ Ernst & Young LLP


McLean, Virginia
May 12, 2000







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                                      II-1


                                                              Exhibit 5.1

           Consent of Hirst & Applegate, P.C. Wyoming Counsel

                               _________
                             May 12, 2000

Cycomm International Inc.
1420 Springhill Road
Suite 420
McLean, VA  22102

Ladies and Gentlemen:

     RE:  REGISTRATION ON FORM S-3

We have acted as Wyoming counsel to Cycomm International Inc., a Wyoming corporation (the "Company"), in connection with the registration of 10,939,071 shares of its common stock, no par value, (its "Common Shares"), for sale by certain stockholders of Company, the registration of 5,000,000 Common Shares to be issued upon exercise of outstanding warrants (the "Warrants") and the registration of 50,000 Common Shares to be issued upon exercise of outstanding options (the "Options"). We have examined such documents, corporate records, minutes, consents, certificates of officers of the Company, including the Officer's Certificate of May 11, 2000, and other instruments, and have reviewed such laws and regulations as we have deemed necessary. In the course of such examination, we have assumed the genuineness of all signatures; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies;
and the authenticity and completeness of the originals of all such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Cycomm and others.

Based upon and subject to the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that the Common Shares have been duly authorized for issuance by Cycomm and that the Common Shares are, and the Common Shares underlying the Warrants and Options upon exercise or conversion will be, validly issued, fully paid and nonassessable.

     The foregoing opinion is subject to the qualifications that:

(a) legality, validity or enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b)  general   principles   of  equity,   including   principles  of  commercial
     reasonableness,   good  faith  and  fair  dealing,  regardless  of  whether
     enforcement is considered in proceedings at law or in equity;

(c) our opinion is limited to matters governed by the laws of Wyoming and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction;


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                                      II-2


(d) the opinions expressed herein are strictly limited to the matters stated herein and no other opinions may be implied beyond the matters expressly so stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal



Matters".

                                  Yours very truly,


                                  HIRST & APPLEGATE, P.C.


                                  BY:  DALE W. COTTAM